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                                                                EXHIBIT 21.1

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Applied Digital Solutions, Inc.
List of Subsidiaries

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Company Name                                                   Country or State of Incorporation/Formation
ACT Communications Inc.                                                        Delaware
ACT-GFX Canada, Inc.                                                           Ontario, Canada
ADS Bay Area, Inc. f/k/a Lynch, Marks & Associates, Inc.                       California
ADS Monterey, Inc. f/k/a Hornbuckle Engineering, Inc.                          California
ADSI Telecomm Services, Inc.                                                   Pennsylvania
ADSI Telecomm Services of Maryland, Inc.                                       Maryland
Advanced Telecomm of Maryland, Inc.                                            Pennsylvania
Advanced Telecomm of Pittsburgh                                                Pennsylvania
Advanced Telecommunications, Inc.                                              Illinois

Applied Digital Oracle Practice, Inc. f/k/a Port Consulting, Inc.              Florida
Applied Digital Retail, Inc. f/k/a Transatlantic Software Corporation Inc.     Delaware
Applied Digital Retail Limited f/k/a Transatlantic Software
 Corporation Limited                                                           United Kingdom
Applied Digital Solutions Financial Corp.                                      New Hampshire
Applied Digital Solutions International Limited                                United Kingdom
Arjang, Inc. f/k/a Applied Digital Retail, Inc. f/k/a STR, Inc.                Ohio
BALVA Financial Corporation                                                    Maryland
Blue Star Electronics, Inc.                                                    New Jersey
Bostek, Inc.                                                                   Massachusetts
Caledonian Venture Holdings Limited                                            United Kingdom
Computer Equity Corporation                                                    Delaware
Cybertech Station, Inc.                                                        Pennsylvania
Digital Angel Corporation f/k/a Medical Advisory Systems, Inc.                 Delaware
Digital Angel Technology Corporation f/k/a Digital Angel Corporation
 f/k/a Digital Angel.net Inc.                                                  Delaware
Digital Angel Holdings, LLC                                                    Minnesota

Elite Computer Services, Inc.                                                  New Jersey

Federal Services, Inc.                                                         Delaware
Government Telecommunications, Inc.                                            Virginia
Independent Acquisition, Inc.                                                  California
Information Technology Services, Inc.                                          New York
InfoTech USA, Inc. f/k/a Information Products Center, Inc.                     New Jersey
InfoTech USA, Inc. f/k/a/SysComm International Corporation                     Delaware
Intellesale, Inc. f/k/a Intellesale.com, Inc.                                  Delaware
Micro Components International Incorporated                                    Massachusetts
Neirbod Corp. f/k/a ACT Wireless Corp.                                         Delaware
Norcom Resources Incorporated                                                  Minnesota
Payless Communications Inc.                                                    British Columbia, Canada
PDS Acquisition Corp.                                                          Delaware




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Company Name                                                   Country or State of Incorporation/Formation
Perimeter Acquisition Corp.                                                    Delaware
Pizarro Re-Marketing, Inc.                                                     Texas
Precision Point Corporation                                                    Delaware
Service Transport Company                                                      New Jersey
Signal Processors Limited                                                      United Kingdom
Signature Industries Limited                                                   United Kingdom

Teledata Concepts, Inc.                                                        Florida
Thermo Life Energy Corp. f/k/a Advanced Power Solutions, Inc.                  Delaware
TigerTel Communications Inc. successor by merger with TigerTel
 Telecommunications Corp. f/k/a Consolidated Technologies
 Holdings Inc.*                                                                British Columbia, Canada
Timely Technology Corp.                                                        California
U.S. Kite & Key Corp. f/k/a U.S. Electrical Products Corp.                     New Jersey
VeriChip Corporation f/k/a Surgical Identification Services, Inc.              Delaware
WebNet Services, Inc.                                                          New York
WYR, Inc. f/k/a GDB Software Services, Inc.                                    New York




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* Applied Digital Solutions, Inc. owns 21.88% of the corporation
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